FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:                 Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES QUARTERLY EARNINGS OF $12.1 MILLION; DECLARES CASH DIVIDEND; AUTHORIZES BUYBACK OF AN ADDITIONAL 1,000,000 SHARES

NORWICH, NY (July 23, 2007) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today that net income for the six months ended June 30, 2007, was $26.2 million, down 5.6% or $1.6 million from net income of $27.8 million reported for the same period in 2006.  Net income per diluted share for the six month period ended June 30, 2007, was $0.77 per share, compared with $0.81 per share for the same period in 2006. Return on average assets and return on average equity were 1.04% and 12.98%, respectively, for the six months ended June 30, 2007, compared with 1.17% and 14.93%, respectively, for the same period in 2006. The decrease in net income for the six months ended June 30, 2007, was primarily the result of an $8.4 million increase in provision for loan and lease losses compared to the same period last year.  This increase in expense was partially offset by a $2.9 million increase in noninterest income and a $3.3 million decrease in noninterest expense.

Net income for the three months ended June 30, 2007, was $12.1 million, down 14.9% or $2.1 million from net income of $14.2 million reported for the same period in 2006.  Net income per diluted share for the three months ended June 30, 2007, was $0.36 per share, compared with $0.41 per share for the same period in 2006.  Return on average assets and return on average equity were 0.95% and 11.90%, respectively, for the three months ended June 30, 2007, compared with 1.15% and 14.71%, respectively, for the same period in 2006. The decrease in net income for the three months ended June 30, 2007, was primarily the result of an $8.1 million increase in provision for loan and lease losses compared to the same period last year.  This increase in expense was partially offset by a $1.4 million increase in noninterest income and a $3.7 million decrease in noninterest expense.

The comparability of financial information for the six months ended June 30, 2007 and 2006, is affected by the acquisition of CNB Bancorp, Inc. (“CNB”). Operating results include the operations of CNB from the date of acquisition, which was February 10, 2006.

Loan and Lease Quality and Provision for Loan and Lease Losses

Nonperforming loans at June 30, 2007, were $34.4 million or 1.00% of total loans and leases compared with $17.4 million or 0.51% of total loans and leases at March 31, 2007, $15.3 million or 0.45% of total loans and leases at December 31, 2006, and $12.9 million or 0.38% of total loans and leases at June 30, 2006.  This increase is primarily due to one owner-occupied commercial real estate relationship, as well as several dairy credits.  Annualized net charge-offs to average loans and leases for the six months ended June 30, 2007, were 0.32%, compared with 0.20% for the six months ended June 30, 2006 and 0.26% for the year ended December 31, 2006.  The Company’s allowance for loan and lease losses was 1.66% of loans and leases at June 30, 2007, compared with 1.50% at June 30, 2006, and 1.48% at December 31, 2006.

For the three months and six months ended June 30, 2007, the provision for loan and lease losses totaled $9.8 million and $11.9 million, respectively, compared with $1.7 million and $3.4 million for the same periods in 2006.  The increase in the provision is primarily due to the increase in nonperforming loans and charge-offs.

Net Interest Income

Net interest income was up 0.6% to $82.0 million for the six months ended June 30, 2007, compared with $81.5 million for the same period a year ago. Despite a decrease in the Company’s fully taxable equivalent (FTE) net interest margin, from 3.80% for the six months ended June 30, 2006, to 3.63% for the same period in 2007, the Company experienced a slight increase in net interest income that was primarily attributable to an 5.8% growth in average earning assets.  The growth in average earning assets was due primarily to consumer loan growth.

Net interest income remained consistent at $41.4 million for the three months ended June 30, 2007, compared with the same period a year ago. Despite a decrease in the Company’s FTE net interest margin, from 3.73% for the three months ended June 30, 2006, to 3.63% for the same period in 2007, the Company’s net interest income remained steady.  This was primarily attributable to a 3.5% growth in average earning assets.  The growth in average earning assets was due to organic loan growth, particularly consumer loans.

The decline in the net interest margin from the prior year is due largely to the effect from our borrowings, money market accounts and time deposits repricing in a higher interest rate environment. Earning assets, particularly those tied to a fixed rate, have not realized the benefit of the higher interest rate environment, since yields on earning assets with terms of three years or longer have remained relatively flat during this period. The Company anticipates that margin pressure will persist into the next several quarters, given the current interest rate environment.  Our net interest margin has remained flat from the prior quarter and if the yield curve remains flat or inverted, we expect net interest income to remain relatively flat through 2007.

NBT President and CEO Martin A. Dietrich said, “The increase in non-performing loans is generally limited to the areas already mentioned above and we believe we have recognized these issues in a timely and prudent manner. Despite the increased level of non-performing loans, I remain pleased with our financial performance this year given the challenging environment in which we operate. A sharp focus on our cost structure, as well as steady growth in certain fee income categories has improved our efficiency ratio. In addition, our margin, which had compressed for several quarters, held steady in the second quarter compared to the first.”

Noninterest Income

Noninterest income for the six months ended June 30, 2007, was $26.7 million, up $2.9 million or 12.2% from $23.8 million for the same period in 2006.  The increase in noninterest income was due primarily to an increase in fees from service charges on deposit accounts and ATM and debit cards, which collectively increased $1.2 million from growth in our debit card base as well as growth in our demand deposit accounts.  In addition, trust administration income increased $0.4 million for the six months ended June 30, 2007, compared with the same period in 2006.  This increase stems from market appreciation of existing accounts and an increase in customer accounts resulting from successful business development.  Retirement plan administration fees for the three months ended June 30, 2007, increased $0.5 million, compared with the same period in 2006, as a result of our growing client base.Net securities losses for the six months ended June 30, 2006, were $0.9 million.  Excluding the effect of these securities transactions, noninterest income increased $2.0 million, or 8.0%, for the six months ended June 30, 2007, compared with the same period in 2006.

Noninterest income for the three months ended June 30, 2007, was $14.0 million, up $1.4 million or 11.4% from $12.6 million for the same period in 2006.  The increase in noninterest income was due primarily to an increase in fees from service charges on deposit accounts and ATM and debit cards, which collectively increased $0.7 million from growth in our debit card base as well as growth in our demand deposit accounts.  In addition, trust administration income increased $0.3 million for the three months ended June 30, 2007, compared with the same period in 2006.  This increase stems from market appreciation of existing accounts and an increase in customer accounts resulting from successful business development.  Retirement plan administration fees for the three months ended June 30, 2007, increased $0.2 million, compared with the same period in 2006, as a result of our growing client base.

Noninterest Expense and Income Tax Expense

Noninterest expense for the six months ended June 30, 2007, was $58.9 million, down from $62.2 million for the same period in 2006.  This decrease was principally the result of a decrease of $3.1 million, or 9.7%, in salaries and employee benefits.  This decrease was due primarily to a reduction in incentive compensation and pension expenses incurred in 2007.  Income tax expense for the six months ended June 30, 2007, was $11.7 million, down from $11.9 million for the same period in 2006.  The effective rate for the six months ended June 30, 2007, was 30.9%, up from 30.0% for the same period in 2006.  The increase in the effective tax rate for the six months ended June 30, 2007, compared with the same period in 2006 resulted primarily from a tax refund received in the first quarter of 2006.

Noninterest expense for the three months ended June 30, 2007, was $28.0 million, down from $31.7 million for the same period in 2006. This decrease was principally the result of a decrease of $3.3 million, or 20.3%, in salaries and employee benefits.  This decrease was due primarily to a reduction in incentive compensation and pension expenses incurred during the first six months of 2007.  Office expenses, such as supplies and postage, occupancy, equipment and data processing and communications charges, decreased by $0.3 million, or 3.6%, for the three months ended June 30, 2007, compared with the same period in 2006.  Income tax expense for the three months ended June 30, 2007, was $5.5 million, down from $6.4 million for the same period in 2006.  The effective rate for the three months ended June 30, 2007, was 31.3%, up from 31.0% for the same period in 2006.

Balance Sheet

Total assets were $5.1 billion at June 30, 2007, up $125.7 million from $5.0 billion at June 30, 2006, and up $34.1 million from December 31, 2006.  Loans and leases were $3.4 billion at June 30, 2007, up $84.4 million or 2.5% from $3.3 billion at June 30, 2006, and up $19.6 million or 0.6% from $3.4 billion at December 31, 2006.  These increases were due primarily to an increase in consumer loans.  Total deposits were $4.0 billion at June 30, 2007, up $211.3 million or 5.6% from $3.7 billion at June 30, 2006, and up $162.9 million or 4.3% from $3.8 billion at December 31, 2006.  These increases were due primarily to growth in time deposits, money market accounts and savings accounts. Stockholders’ equity was $390.9 million, representing total equity to total assets of 7.63% at June 30, 2007, compared with $377.6 million or total equity to total asset ratio of 7.56% at June 30, 2006, and $403.8 million or total equity to total asset ratio of 7.94% at December 31, 2006.

Stock Repurchase Program

      On July 23, 2007, the NBT Board of Directors authorized a new repurchase program whereby NBT intends to repurchase up to an additional 1,000,000 shares (approximately 3%) of its outstanding common stock, as market conditions warrant in open market and privately negotiated transactions.  When this repurchase was authorized, there were 636,780 shares remaining under previous authorizations.  These remaining shares were combined with this new authorization, increasing the total shares available for repurchase to 1,636,780.

       Under previously mentioned stock repurchase plans, the Company purchased 1,100,367 shares of its common stock during the six-month period ended June 30, 2007, for a total of $25.0 million at an average price of $22.76 per share.  For the three-month period ended June 30, 2007, the Company purchased 726,400 shares of its common stock for a total of $16.5 million at an average price of $22.69 per share.

Dividend Declared

The NBT Board of Directors declared a third-quarter cash dividend of $0.20 per share at a meeting held today.  The dividend will be paid on September 15, 2007, to shareholders of record as of September 1, 2007.

Corporate Overview

NBT is a financial holding company headquartered in Norwich, NY, with total assets of $5.1 billion at June 30, 2007. The Company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies.  NBT Bank, N.A. has 118 locations, including 80 NBT Bank offices in upstate New York and 38 Pennstar Bank offices in northeastern Pennsylvania. EPIC Advisors, Inc., based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm. Hathaway Insurance Agency, Inc., based in Gloversville, NY, is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.hathawayagency.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

			Net	Percent
	2007	2006	Change	Change
	(dollars in thousands, except per share data)

Six Months Ended June 30,
Net Income	$26,196	$27,757	$(1,561)	-6%
Diluted Earnings Per Share	$0.77	$0.81	$(0.04)	-5%
Weighted Average Diluted
Common Shares Outstanding	34,195,110	34,111,076	84,034	0%
Return on Average Assets (1)	1.04%	1.17%	-0.13%	-11%
Return on Average Equity (1)	12.98%	14.93%	-1.95%	-13%
Net Interest Margin (2)	3.63%	3.80%	-0.17%	-4%

Three Months Ended June 30,
Net Income	$12,064	$14,169	$(2,105)	-15%
Diluted Earnings Per Share	$0.36	$0.41	$(0.05)	-12%
Weighted Average Diluted
Common Shares Outstanding	33,936,096	34,471,723	-535,627	-2%
Return on Average Assets (1)	0.95%	1.15%	-0.20%	-17%
Return on Average Equity (1)	11.90%	14.71%	-2.81%	-19%
Net Interest Margin (2)	3.63%	3.73%	-0.10%	-3%

Asset Quality	June 30,	December 31,	June 30,
	2007	2006	2006
Nonaccrual Loans	$33,730	$13,665	$12,277
90 Days Past Due and Still Accruing	$689	$1,642	$580
Total Nonperforming Loans	$34,419	$15,307	$12,857
Other Real Estate Owned (OREO)	$981	$389	$423
Total Nonperforming Assets	$35,400	$15,696	$13,280
Allowance for Loan and Lease Losses	$57,058	$50,587	$50,148
Year-to-Date (YTD) Net Charge-Offs	$5,395	$8,673	$3,148
Allowance for Loan and Lease Losses to Total Loans and Leases	1.66%	1.48%	1.50%
Total Nonperforming Loans to Total Loans and Leases	1.00%	0.45%	0.38%
Total Nonperforming Assets to Total Assets	0.69%	0.31%	0.27%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	165.77%	330.48%	390.04%
Annualized Net Charge-Offs to
YTD Average Loans and Leases	0.32%	0.26%	0.20%

Capital
Equity to Assets	7.63%	7.94%	7.56%
Book Value Per Share	$11.72	$11.79	$11.15
Tangible Book Value Per Share	$8.29	$8.42	$7.72
Tier 1 Leverage Ratio	7.37%	7.57%	7.27%
Tier 1 Capital Ratio	10.21%	10.42%	9.90%
Total Risk-Based Capital Ratio	11.46%	11.67%	11.15%

Quarterly Common Stock Price	2007		2006		2005
Quarter End	High	Low	High	Low	High	Low
March 31	$25.81	$21.73	$23.90	$21.02	$25.66	$21.48
June 30	$23.45	$21.80	23.24	21.03	24.15	20.10
September 30			24.57	21.44	25.50	22.79
December 31			26.47	22.36	23.79	20.75

(1)  Annualized
(2)  Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	2007	2006	Net Change	Percent Change
	(dollars in thousands, except per share data)
Balance Sheet as of June 30,
Loans and Leases	$3,432,300	$3,347,876	$84,424	3%
Earning Assets	$4,756,527	$4,636,111	$120,416	3%
Total Assets	$5,121,634	$4,995,912	$125,722	3%
Deposits	$3,959,166	$3,747,901	$211,265	6%
Stockholders’ Equity	$390,934	$377,606	$13,328	4%

Average Balances
Six Months Ended June 30,
Loans and Leases	$3,410,928	$3,225,053	$185,875	6%
Securities Available For Sale
(excluding unrealized gains or losses)	$1,126,209	$1,093,566	$32,643	3%
Securities Held To Maturity	$144,683	$99,425	$45,258	46%
Regulatory Equity Investment	$33,684	$40,357	$(6,673)	-17%
Short-Term Interest Bearing Accounts	$8,934	$7,543	$1,391	18%
Total Earning Assets	$4,724,438	$4,465,944	$258,494	6%
Total Assets	$5,083,653	$4,802,333	$281,320	6%
Interest Bearing Deposits	$3,276,368	$2,925,441	$350,927	12%
Non-Interest Bearing Deposits	$622,083	$602,632	$19,451	3%
Short-Term Borrowings	$257,687	$359,039	$(101,352)	-28%
Long-Term Borrowings	$465,655	$487,742	$(22,087)	-5%
Total Interest Bearing Liabilities	$3,999,710	$3,772,222	$227,488	6%
Stockholders’ Equity	$407,128	$375,658	$31,470	8%

Average Balances
Quarter Ended June 30,
Loans and Leases	$3,423,130	$3,302,136	$120,994	4%
Securities Available For Sale
(excluding unrealized gains or losses)	$1,128,973	$1,132,330	$(3,357)	0%
Securities Held To Maturity	$148,467	$101,481	$46,986	46%
Regulatory Equity Investment	$32,576	$40,166	$(7,590)	-19%
Short-Term Interest Bearing Accounts	$8,618	$7,346	$1,272	17%
Total Earning Assets	$4,741,764	$4,583,459	$158,305	3%
Total Assets	$5,098,649	$4,937,007	$161,642	3%
Interest Bearing Deposits	$3,307,241	$3,039,915	$267,326	9%
Non-Interest Bearing Deposits	$627,172	$614,049	$13,123	2%
Short-Term Borrowings	$250,112	$346,585	$(96,473)	-28%
Long-Term Borrowings	$449,464	$499,598	$(50,134)	-10%
Total Interest Bearing Liabilities	$4,006,817	$3,886,098	$120,719	3%
Stockholders’ Equity	$406,741	$386,183	$20,558	5%

NBT Bancorp Inc. and Subsidiaries Consolidated Balance Sheets (unaudited)	June 30, 2007	December 31, 2006	June 30, 2006
(in thousands)

ASSETS
Cash and due from banks	$134,058	$130,936	$136,005
Short term interest bearing accounts	7,252	7,857	9,575
Securities available for sale, at fair value	1,118,124	1,106,322	1,100,416
Securities held to maturity (fair value of $146,944, $136,287 and $109,562 at June 30, 2007, December 31, 2006 and June 30, 2006, respectively)	147,537	136,314	110,331
Federal Reserve and Federal Home Loan Bank stock	33,061	38,812	40,338
Loans and leases	3,432,300	3,412,654	3,347,876
Less allowance for loan and lease losses	57,058	50,587	50,148
Net loans and leases	3,375,242	3,362,067	3,297,728
Premises and equipment, net	65,286	66,982	66,948
Goodwill	103,412	103,356	102,803
Intangible assets, net	10,998	11,984	13,338
Bank owned life insurance	42,667	41,783	40,926
Other assets	83,997	81,159	77,504
TOTAL ASSETS	$5,121,634	$5,087,572	$4,995,912

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$681,732	$646,377	$642,901
Savings, NOW, and money market	1,606,473	1,566,557	1,567,171
Time	1,670,961	1,583,304	1,537,829
Total deposits	3,959,166	3,796,238	3,747,901
Short-term borrowings	290,387	345,408	320,637
Long-term debt	352,151	417,728	421,736
Trust preferred debentures	75,422	75,422	75,422
Other liabilities	53,574	48,959	52,610
Total liabilities	4,730,700	4,683,755	4,618,306

Total stockholders' equity	390,934	403,817	377,606

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,121,634	$5,087,572	$4,995,912

NBT Bancorp Inc. and Subsidiaries	Three months ended June 30,		Six months ended June 30,
Consolidated Statements of Income (unaudited)	2007	2006	2007	2006
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$60,689	$57,085	$120,497	$109,918
Securities available for sale	13,562	13,084	27,029	24,961
Securities held to maturity	1,525	1,043	2,969	2,028
Other	719	619	1,459	1,230
Total interest, fee and dividend income	76,495	71,831	151,954	138,137
Interest expense:
Deposits	26,950	20,869	52,934	38,094
Short-term borrowings	2,918	4,111	6,010	8,048
Long-term debt	3,997	4,227	8,483	8,369
Trust preferred debentures	1,272	1,255	2,540	2,138
Total interest expense	35,137	30,462	69,967	56,649
Net interest income	41,358	41,369	81,987	81,488
Provision for loan and lease losses	9,770	1,703	11,866	3,431
Net interest income after provision for loan and lease losses	31,588	39,666	70,121	78,057
Noninterest income:
Trust	1,792	1,459	3,229	2,817
Service charges on deposit accounts	4,936	4,493	9,405	8,712
ATM and debit card fees	2,041	1,789	3,937	3,434
Broker/dealer and insurance revenue	1,093	967	2,176	1,875
Net securities gains (losses)	21	22	16	(912)
Bank owned life insurance income	450	392	884	773
Retirement plan administration fees	1,601	1,431	3,193	2,662
Other	2,058	2,003	3,842	4,419
Total noninterest income	13,992	12,556	26,682	23,780
Noninterest expense:
Salaries and employee benefits	13,022	16,335	28,986	32,083
Office supplies and postage	1,334	1,456	2,630	2,637
Occupancy	2,585	2,747	5,754	5,735
Equipment	1,837	2,067	3,770	4,223
Professional fees and outside services	1,926	1,800	3,584	3,632
Data processing and communications	2,845	2,649	5,722	5,351
Amortization of intangible assets	410	466	819	789
Loan collection and other real estate owned	228	289	605	500
Other operating	3,827	3,885	7,016	7,216
Total noninterest expense	28,014	31,694	58,886	62,166
Income before income taxes	17,566	20,528	37,917	39,671
Income taxes	5,502	6,359	11,721	11,914
Net income	$12,064	$14,169	$26,196	$27,757
Earnings Per Share:
Basic	$0.36	$0.41	$0.77	$0.82
Diluted	$0.36	$0.41	$0.77	$0.81

NBT Bancorp Inc. and Subsidiaries Quarterly Consolidated Statements of Income (unaudited)	2Q 2007	1Q 2007	4Q 2006	3Q 2006	2Q 2006
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$60,689	$59,808	$60,795	$59,329	$57,085
Securities available for sale	13,562	13,467	13,296	13,342	13,084
Securities held to maturity	1,525	1,444	1,409	1,293	1,043
Other	719	740	517	724	619
Total interest, fee and dividend income	76,495	75,459	76,017	74,688	71,831
Interest expense:
Deposits	26,950	25,984	25,652	24,052	20,869
Short-term borrowings	2,918	3,092	3,572	3,828	4,111
Long-term debt	3,997	4,486	4,091	4,603	4,227
Trust preferred debentures	1,272	1,268	1,277	1,285	1,255
Total interest expense	35,137	34,830	34,592	33,768	30,462
Net interest income	41,358	40,629	41,425	40,920	41,369
Provision for loan and lease losses	9,770	2,096	3,484	2,480	1,703
Net interest income after provision for loan and lease losses	31,588	38,533	37,941	38,440	39,666
Noninterest income:
Trust	1,792	1,437	1,387	1,425	1,459
Service charges on deposit accounts	4,936	4,469	4,418	4,460	4,493
ATM and debit card fees	2,041	1,896	1,764	1,888	1,789
Broker/dealer and insurance fees	1,093	1,083	1,037	1,024	967
Net securities gains (losses)	21	(5)	30	7	22
Bank owned life insurance income	450	434	425	431	392
Retirement plan administration fees	1,601	1,592	1,424	1,450	1,431
Other	2,058	1,784	1,847	1,832	2,003
Total noninterest income	13,992	12,690	12,332	12,517	12,556
Noninterest expense:
Salaries and employee benefits	13,022	15,964	15,166	15,628	16,335
Office supplies and postage	1,334	1,296	1,418	1,275	1,456
Occupancy	2,585	3,169	2,739	3,044	2,747
Equipment	1,837	1,933	2,069	2,040	2,067
Professional fees and outside services	1,926	1,658	2,502	1,627	1,800
Data processing and communications	2,845	2,877	2,466	2,637	2,649
Amortization of intangible assets	410	409	389	471	466
Loan collection and other real estate owned	228	377	629	222	289
Other operating	3,827	3,189	3,504	2,974	3,885
Total noninterest expense	28,014	30,872	30,882	29,918	31,694
Income before income taxes	17,566	20,351	19,391	21,039	20,528
Income taxes	5,502	6,219	5,743	6,497	6,359
Net income	$12,064	$14,132	$13,648	$14,542	$14,169
Earnings per share:
Basic	$0.36	$0.41	$0.40	$0.43	$0.41
Diluted	$0.36	$0.41	$0.40	$0.43	$0.41